UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2016

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Federal Reserve Approval of Pending Acquisition Application

The Company received notification on July 21, 2016 that the Federal Reserve Bank of St. Louis had approved the Company's application for its previously announced acquisition of Citizens National Bank (“Citizens”). The proposed acquisition is still subject to approval by the shareholders of Citizens National Bancorp, Inc., the parent holding company of Citizens, at a shareholders’ meeting expected to be held during the fourth quarter, 2016.

Upon approval of the acquisition by the shareholders of Citizens National Bancorp, Inc., the Company expects to close the acquisition during the fourth quarter, 2016.

FOR MORE INFORMATION CONTACT:

J. BURTON HICKS

Senior Vice President and Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date: July 21, 2016	/s/ Robert A. Fehlman
Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer